Fourth Quarter and Fiscal 2024 Earnings Review June 13, 2024

SAFE HARBOR STATEMENT This presentation contains certain forward-looking statements concerning the Company's operations, performance, and financial condition. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward-looking statements are based upon a number of assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company and are subject to change based on many important factors. Such factors include, but are not limited to: (i) the level of investment in new technologies and products; (ii) subscriber renewal rates for the Company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key online retailers; (vi) the seasonal nature of the Company's educational business and the impact of the used book market; (vii) worldwide economic and political conditions; (viii) the Company's ability to protect its copyrights and other intellectual property worldwide (ix) the ability of the Company to successfully integrate acquired operations and realize expected opportunities; (x) the ability to realize operating savings over time and in fiscal year 2025 in connection with our multiyear Global Restructuring Program and planned dispositions; (xi) the possibility that the divestitures will not be pursued, failure to obtain necessary regulatory approvals or required financing or to satisfy any of the other conditions to planned dispositions; (xii) cyber risk and the failure to maintain the integrity of our operational or security systems or infrastructure, or those of third parties with which we do business; (xiii) as a result of acquisitions, we have and may record a significant amount of goodwill and other identifiable intangible assets and we may never realize the full carrying value of these assets; and (xiii) other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances. . NON-GAAP MEASURES In this presentation, Wiley provides the following non-GAAP performance measures:  Adjusted Revenue  Adjusted Earnings Per Share (“Adjusted EPS”);  Free Cash Flow less Product Development Spending;  Adjusted Operating Income and margin;  Adjusted EBITDA and margin;  Organic revenue; and  Results on a constant currency (“CC”) basis. Management believes non-GAAP financial measures, which exclude the impact of restructuring charges and credits and certain other items, and the impact of divestitures and acquisitions provide a useful comparable basis to analyze operating results and earnings. See the reconciliations of non-GAAP financial measures and explanations of the uses of non-GAAP measures in the supplementary information. We have not provided our 2025 outlook for the most directly comparable U.S. GAAP financial measures, as they are not available without unreasonable effort due to the high variability, complexity, and low visibility with respect to certain items, including restructuring charges and credits, gains and losses on foreign currency, and other gains and losses. These items are uncertain, depend on various factors, and could be material to our consolidated results computed in accordance with U.S. GAAP. 2

3 Wiley enables the creation of new knowledge and its application in science, learning, innovation, and other critical areas of the digital knowledge economy The Knowledge Company

4 Executive Summary Strong underlying momentum in Research and outperformance in Learning GenAI demand accelerating with execution of Q4 content rights project for large tech company; second GenAI rights project executed to be recognized in Fiscal 2025 2 of 3 divestitures closed; Wiley reorganized into one Research & Learning team Cost savings and right sizing program accelerated with $90M of $130M actioned Returning cash to shareholders with share repurchases increased to $45M and dividend growth streak hitting 30 consecutive years

5 Disciplined Execution for Meet and Exceed METRIC COMMITMENT RESULT OUTCOME Adj. Revenue guidance $1,580 to $1,630 Mid-to-high end of range $1,617M Meets Adj. EBITDA guidance Original: $305-$330M Raised: $335-$355M $369M Exceeds Adj. EPS guidance Original: $2.05 to $2.40 Raised: $2.45-$2.65 $2.78 Exceeds Q4 exit margin (Adj. EBITDA) 23.3% 28.3%* Exceeds In-year cost savings $30 million $60 million Exceeds Free Cash Flow Approx. $100M $114M Exceeds *25.6% excluding the AI deal

6 Highly Valued and Well Positioned for AI 1. Wiley’s content highly valued for training GenAI large language models  Two GenAI content rights projects executed for previously-published content with limited duration and narrow use 1. Learning content rights project for large tech company ($23 million realized in Q4 Fiscal 2024) 2. Learning and Research content rights project for second large tech company ($21M realized in 1H Fiscal 2025)  Significant interest from other AI providers 2. AI initiatives underway to drive publishing innovation and colleague productivity 3. Piloting new AI-powered research integrity detection tool Train and fine tune foundational GenAI models with our high-quality and authoritative content Content Licensing Develop new content application models that bring Wiley closer to the customer Business Model Innovation Transform the publishing experience for authors and editors; add new customer features Product & Publishing Innovation Empower colleagues, unlock productivity gains, and improve customer experience Colleague Productivity

7 Fourth Quarter Performance  GAAP Revenue performance due to completed sale and declines in Held for Sale businesses  Adjusted Revenue growth driven by Learning content rights project for GenAI training models partly offset by Research timing issues and declines in ancillary print and licensing revenue  GAAP EPS loss due to a valuation allowance on US deferred tax assets, restructuring charges, and a net increase in the loss on the sale of business  Adjusted EPS growth driven by revenue performance partially offset by tech write-offs as part of our legacy decommissioning  Adjusted EBITDA growth mainly due to Learning outperformance and cost savings GAAP Revenue ▼11% $468M Adj. Revenue* ▲4% $441M GAAP EPS ▼$0.76 $0.46 Adj. EPS* ▲2% $1.21 Adj. EBITDA* ▲7% $125M *Adjusted Revenue, Adjusted EPS, and Adjusted EBITDA performance excludes businesses held for sale or sold. Adjusted numbers exclude impact of foreign exchange (+$0.7M favorable to revenue) Q4 Summary

8 Full Year Performance  GAAP Revenue performance due to completed sale and declines in Held for Sale businesses  Adjusted Revenue performance driven by outperformance in Learning and strong open access growth in Research offset by impact of Hindawi disruption and market conditions in Solutions  GAAP EPS loss mainly due to charges related to held for sale or sold assets and restructuring  Adjusted EPS performance further impacted by lower Adjusted Operating Income, higher interest and tax expense, and higher pension expense  Adjusted EBITDA performance mainly due to revenue performance GAAP Revenue ▼7% $1,873M Adj. Revenue* ▼1% $1,617M GAAP EPS ▼$3.96 ($3.65) Adj. EPS* ▼19% $2.78 Adj. EBITDA* ▼3% $369M *Adjusted Revenue, Adjusted EPS, and Adjusted EBITDA performance excludes businesses held for sale or sold. Adjusted numbers exclude impact of foreign exchange (+$11M favorable to revenue) Full Year Summary

9 Research Momentum Significant momentum in Research after some unusual challenges this year  Demand to publish strong with submissions +15%* and output accelerating. Q4 output up mid-single digits  Robust recovery and growth across key geographies after slow start to FY24 from the unusual COVID publishing lag  Institutional models (subscription plus transformational agreements) solid with moderate growth expected  Gold Open Access* revenue growth to remain at or above 20%  Wiley’s journal quality and impact remains top-tier; another strong showing expected in annual rankings  Research end-to-end platform development accelerating with first large scale journal migration; platform to transform author experience, publishing efficiency, and peer review *TTM Excluding Hindawi

10 Learning Momentum Significant momentum in Learning with more favorable market conditions and strong execution and focus  Outperformance in FY24 with return to growth and margin expansion  Strong digital content and courseware growth and inclusive access momentum  US undergrad enrollment up for the first time since the pandemic  Healthy demand to publish with new author and title signings  Solid growth in Assessments from new partner signings  Learning content highly valued for training GenAI Large Language Models New photo coming

VCP progress Reinvestment Segment performance Outlook

# Value Creation Plan Progress

| Plans | FY24 Progress |
|---|---|
| **Focus on strong, profitable core** | ▪ Reorganized from three disparate segments into one market-facing Research & Learning team under one leader<br>▪ Drove outperformance and material margin expansion in Learning<br>▪ Executed on AI content rights projects in Learning |
| **Divest non-core assets** | ▪ Closed sale of University Services for total consideration of $119M at close, subject to adjustments<br>▪ Closed sale of Wiley Edge for up to $56M in total consideration, subject to adjustments<br>▪ CrossKnowledge divestiture in process; proceeds expected to be immaterial |
| **Right-size and optimize** | ▪ Accelerated $130M cost savings program, actioning $90M to-date. Half of savings to be reinvested.<br>▪ Consolidated office footprint with 2 office closures and 4 reductions; since March 2020, Wiley has reduced its global office footprint by ~40% |

WILEY
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13 Reinvestment Driving continuous margin expansion while reinvesting for sustained, long term success Grow Publishing Volumes  Expand refer & transfer, content acquisition, new journals, editorial expansion, and new author and title signings Expand Verticals and Brands  Buildout of flagship Research brands to additional verticals; expansion of audience solutions into high growth verticals Optimize Go To Market  Deliver martech and other enhancements to drive author engagement and retention; build out corporate sales teams, and expand partnerships Monetize and Leverage GenAI Modernize Backoffice and Enterprise Apps Deliver Research Publishing Platform  Migration of Journals to End-to-End workflows and platforms delivering productivity benefits and lower infrastructure costs  Leverage Generative AI & Machine Learning to extend our content-enabled products and services, and drive productivity gains  Backoffice modernization to improve decision making, execution, and productivity; decommission legacy systems +

14 Research Performance (millions) Q4 2024 Change Change CC Research Publishing $233 (3%) (3%) Research Solutions $38 (5%) (5%) Total Revenue $271 (3%) (3%) Adjusted EBITDA $94 (12%) Adjusted EBITDA Margin 34.6% FY 2024 Change Change CC $893 (4%) (5%) $150 (2%) (3%) $1,043 (3%) (4%) $331 (13%) 31.8% Q4’24 FY25 Expectations  Timing impact with journal renewal billings  Expected market recovery (US, EMEA, China, India)  Stronger than expected submissions and output growth  Solutions market headwinds  Large incentive compensation swing due to reset after prior year underperformance  Timing recovery  Consistently favorable market trends (growth tied to global R&D)  Strong publishing demand and mid-single digit output growth expectation  Moderately improving trends in Solutions  Q1 GenAI content project already executed  Margins steady while reinvesting in growth opportunities and publishing platform

15 Learning Performance (millions) Q4 2024 Change Change CC Academic $99 22% 22% Professional $71 13% 13% Total Revenue $170 18% 18% Adjusted EBITDA $74 54% Adjusted EBITDA Margin 43.5% FY 2024 Change Change CC $323 6% 6% $251 4% 3% $574 5% 5% $200 27% 34.9% Q4’24 FY25 Expectations  Learning outperformance with favorable market conditions  Academic driven by robust digital courseware and content growth and inclusive access models  Professional impacted by soft publishing frontlist and low Assessments consumption  GenAI content rights project executed, split evenly between Academic and Professional  Margin expansion driven by revenue growth and restructuring  Learning momentum and favorable market conditions expected to continue  Strong digital courseware and content growth anticipated  New title signings up  Sales agent network expanded in Assessments  Q1 GenAI content project already executed  Margin expansion expected to continue

16 • Adjusted Revenue – growth expected in Research Publishing, Research Solutions, Academic and Professional. • Adjusted EBITDA – margin expansion driven by revenue growth and cost savings while reflecting reinvestments to scale and optimize Research, modernize infrastructure and expand GenAI content licensing, capabilities, and product development. • Adjusted EPS – growth driven by higher expected Adjusted Operating Income and accrued interest income from divestitures offsetting higher interest and tax expense. • Free Cash Flow – growth driven by lower restructuring payments and favorable working capital partially offset by higher capex and year-over-year swing in incentive compensation payments. Projected capex of $130 million compared to $93 million in Fiscal 2024 driven by acceleration of Research Publishing platform work and infrastructure modernization. *Wiley’s Fiscal 2025 “Adjusted Revenue,” “Adjusted EBITDA,” and “Adjusted EPS” outlook exclude businesses held for sale or sold Fiscal 2025 Growth Outlook Metric (Millions, except EPS) Fiscal 2024 Results Fiscal 2025 Outlook Adjusted Revenue* $1,617 $1,650 to $1,690 Research $1,043 Low-to-mid-single digit growth Learning $574 Low-single digit growth Adjusted EBITDA* $369 $385-$410 Adjusted EBITDA Margin* 22.8% 23-24% Adjusted EPS* $2.78 $3.25 to $3.60 Free Cash Flow $114 Approx. $125

17 $122M $112M  Free Cash Flow of $114 million moderately above expectations. Variance to prior year due to lower cash earnings, increased restructuring costs, and higher interest payments  Capex of $93M vs. $104M in prior year period. Wiley expects to ramp up capex in FY25 for its Research platform and enterprise application modernization projects.  M&A: No material acquisitions in FY24. Focused on divesting assets  Dividends: Yield at 3.9% (as of June 10)  Share Repurchases: Acquired approximately 1.3M shares for $45M at an average cost of $34.71/share (vs. 832K shares in prior year)  Leverage: Net Debt-to-EBITDA of 1.7 compared to 1.5 prior year Dividends and Repurchases Full Year Allocation FY23 FY24 Note: Free Cash Flow and Leverage include assets held for sale until divestiture is completed Financial Position and Capital Allocation

Summary

19 Growing Confidence and Optimism Strong underlying momentum in Research and outperformance in Learning GenAI momentum accelerating with two executed content projects Significant progress made on Value Creation Plan, including divestitures and savings Confident FY25 outlook with healthy revenue growth and margin expansion Continued revenue, margin, and FCF acceleration expected in FY26 and beyond

20 Fiscal 2026 Targets On Track Metric FY26 Target Adjusted Revenue Low-to-mid single digit growth Adjusted EBITDA margin 24-25% Free Cash Flow Approx. $200M Note: FY25 & FY26 targets exclude any potential acquisitions through this period Objectives beyond Fiscal 2026  Consistent revenue growth at or above our markets  Continued margin expansion from greater publishing scale and delivery, leaner processes and operations, and modernized infrastructure  Continued Free Cash Flow growth as earnings expand and capex normalizes

Q424 Earnings Presentation .pptx 21 Thank you for joining us IR website at https://investors.wiley.com/ Contact: Brian Campbell brian.campbell@wiley.com +1 (201) 748-6874

# Appendix – US GAAP to Non-GAAP EPS Reconciliation

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION [1][2]
RECONCILIATION OF US GAAP MEASURES to NON-GAAP MEASURES
(unaudited)

**Reconciliation of US GAAP Earnings (Loss) per Share to Non-GAAP Adjusted EPS**

| | Three Months Ended April 30, | | Year Ended April 30, | |
|---|---|---|---|---|
| | 2024 | 2023 | 2024 | 2023 |
| **US GAAP Income (Loss) Per Share - Diluted** | $ 0.46 | $ 1.22 | $ (3.65) | $ 0.31 |
| Adjustments: | | | | |
| Impairment of goodwill | - | 0.09 | 1.90 | 1.77 |
| Legal settlement [3] | - | - | - | 0.05 |
| Pension income related to the wind up of the Russia plan [4] | - | (0.02) | - | (0.02) |
| Restructuring and related charges | 0.16 | 0.06 | 0.85 | 0.66 |
| Foreign exchange losses (gains) on intercompany transactions, including the write off of certain cumulative translation adjustments [4] | 0.01 | (0.01) | 0.02 | 0.01 |
| Amortization of acquired intangible assets [5] | 0.02 | 0.26 | 0.68 | 1.21 |
| Losses (gains) on sale of businesses and certain assets and impairment charges related to assets held-for-sale [6] | 0.04 | (0.11) | 2.81 | (0.11) |
| Held for Sale or Sold segment Adjusted Net Income [6] | (0.03) | (0.26) | (0.42) | (0.36) |
| Income tax adjustments | 0.55 | (0.04) | 0.54 | (0.04) |
| EPS impact of using weighted-average dilutive shares for adjusted EPS calculation [7] | - | - | 0.05 | - |
| **Non-GAAP Adjusted Earnings Per Share - Diluted** | $ 1.21 | $ 1.19 | $ 2.78 | $ 3.48 |

**Reconciliation of US GAAP Income (Loss) Before Taxes to Non-GAAP Adjusted Income Before Taxes**

| *(amounts in thousands)* | Three Months Ended April 30, | | Year Ended April 30, | |
|---|---|---|---|---|
| | 2024 | 2023 | 2024 | 2023 |
| **US GAAP Income (Loss) Before Taxes** | $ 54,002 | $ 85,608 | $ (187,047) | $ 33,100 |
| Pretax Impact of Adjustments: | | | | |
| Impairment of goodwill | - | - | 108,449 | 99,800 |
| Legal settlement [3] | - | - | - | 3,671 |
| Pension income related to the wind up of the Russia plan [4] | - | (1,750) | - | (1,750) |
| Restructuring and related charges | 11,008 | 4,185 | 63,041 | 49,389 |
| Foreign exchange losses (gains) on intercompany transactions, including the write off of certain cumulative translation adjustments [4] | 815 | (449) | 1,903 | 457 |
| Amortization of acquired intangible assets [5] | 13,324 | 20,566 | 57,874 | 89,177 |
| Losses (gains) on sale of businesses and certain assets and impairment charges related to assets held-for-sale [6] | 3,641 | (10,177) | 183,389 | (10,177) |
| Held for Sale or Sold segment Adjusted Income Before Taxes [6] | (2,408) | (17,974) | (30,661) | (26,094) |
| **Non-GAAP Adjusted Income Before Taxes** | $ 80,382 | $ 80,009 | $ 196,948 | $ 237,573 |

**Reconciliation of US GAAP Income Tax Provision to Non-GAAP Adjusted Income Tax Provision, including our US GAAP Effective Tax Rate and our Non-GAAP Adjusted Effective Tax Rate**

| | | | | |
|---|---|---|---|---|
| **US GAAP Income Tax Provision** | $ 28,737 | $ 17,264 | $ 13,272 | $ 15,867 |
| Income Tax Impact of Adjustments [8] | | | | |
| Impairment of goodwill | 255 | (4,857) | 2,953 | - |
| Legal settlement [3] | - | - | - | 716 |
| Pension income related to the wind up of the Russia plan [4] | - | (437) | - | (437) |
| Restructuring and related charges | 2,425 | 992 | 15,662 | 12,151 |
| Foreign exchange losses (gains) on intercompany transactions, including the write off of certain cumulative translation adjustments [4] | 471 | (142) | 582 | 132 |
| Amortization of acquired intangible assets [5] | 11,459 | 5,372 | 20,127 | 20,183 |
| Losses (gains) on sale of businesses and certain assets and impairment charges related to assets held-for-sale [6] | 1,197 | (3,860) | 26,908 | (3,860) |
| Held for Sale or Sold segment Adjusted Tax Provision [6] | (622) | (3,555) | (7,140) | (5,533) |
| Income Tax Adjustments | | | | |
| Impact of increase in UK statutory rate on deferred tax balances [9] | - | 2,370 | - | 2,370 |
| Impact of valuation allowance [10] | (30,249) | - | (30,249) | - |
| **Non-GAAP Adjusted Income Tax Provision** | $ 13,673 | $ 13,147 | $ 42,115 | $ 41,589 |
| | | | | |
| **US GAAP Effective Tax Rate** | 53.2% | 20.2% | -7.1% | 47.9% |
| **Non-GAAP Adjusted Effective Tax Rate** | 17.0% | 16.4% | 21.4% | 17.5% |

WILEY

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Q424 Earnings Presentation .pptx 23 Appendix – US GAAP to Non-GAAP EPS Notes Notes: (2) All amounts are approximate due to rounding. (1) See Explanation of Usage of Non-GAAP Performance Measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors. The supplementary information included in this press release for the three months and year ended April 30, 2024 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission. (9) In the three months ended July 31, 2021, the UK enacted legislation that increased its statutory rate from 19% to 25% effective April 1, 2023. For the three months and year ended April 30, 2023, we recorded a $2.4 million noncash deferred tax benefit related to pensions due to the UK statutory rate change. These adjustments impacted deferred taxes. (10) In fiscal year 2024, due to temporary differences in the US, our deferred taxes reversed from a deferred tax liability position to a deferred tax asset position. Due to losses in the US resulting from impairments, restructuring, and acceleration of depreciation expense on capitalized software, we concluded it was more-likely-than-not that all or a portion of our deferred tax asset may not be realized. As a result, we increased the valuation allowance by $30.2 million. (3) In the three months ended January 31, 2023, we settled a litigation matter related to consideration for a previous acquisition for $3.7 million. (4) In fiscal year 2023 due to the closure of our operations in Russia, the Russia entity was deemed substantially liquidated. In the three months and year ended April 30, 2024, we wrote off an additional $0.2 million and $1.0 million, respectively, of cumulative translation adjustments in earnings. In the three months and year ended April 30, 2023, we wrote off $1.1 million of cumulative translation adjustments in earnings. This amount is reflected in Foreign exchange transaction gains (losses) on our Condensed Consolidated Statements of Net Income (Loss). In addition, in the three months and year ended April 30, 2023, there was a curtailment and settlement credit due to the wind up of the Russia Pension Plan of $1.8 million which is reflected in Other (expense) income, net on our Condensed Consolidated Statements of Net Income (Loss). (5) Reflects the amortization of intangible assets established on the opening balance sheet for an acquired business. This includes the amortization of intangible assets such as developed technology, customer relationships, tradenames, etc., which is reflected in the "Amortization of intangible assets" line in the Condensed Consolidated Statements of Net Income (Loss). It also includes the amortization of acquired product development assets, which is reflected in Cost of sales in the Condensed Consolidated Statements of Net Income (Loss). (6) We are divesting non-core businesses, including University Services, Wiley Edge, and CrossKnowledge. On January 1, 2024 we completed the sale of University Services. Wiley Edge and CrossKnowledge continue to be reported as held-for-sale, and we measured each business at the lower of carrying value or fair value less costs to sell. The total impairment charge for Wiley Edge in the year ended April 30, 2024 was $19.4 million, which includes a release of $1.2 million in the three months ended April 30, 2024. The total impairment charge for CrossKnowledge in the year ended April 30, 2024 was $55.4 million, which includes a release of $0.8 million in the three months ended April 30, 2024. In the three months ended April 30, 2024, there was an increase in the pretax loss on the sale of University Services after the closing of approximately $5.6 million, which resulted in a total pretax loss of $107.0 million (net of tax loss of $80.5 million) in the year ended April 30, 2024. We also completed the sale of our Tuition Manager business previously in our Held for Sale or Sold segment, which resulted in a total net pretax loss of $1.5 million (net of tax loss of $1.1 million) in the year ended April 30, 2024. In addition, our Adjusted EPS excludes the Adjusted Net Income of our Held for Sale or Sold segment. (7) Represents the impact of using diluted weighted-average number of common shares outstanding (55.7 million for the year ended April 30, 2024) included in the Non-GAAP Adjusted EPS calculation in order to apply the dilutive impact on adjusted net income due to the effect of unvested restricted stock units and other stock awards. This impact occurs when a US GAAP net loss is reported and the effect of using dilutive shares is antidilutive. (8) For the three months and year ended April 30, 2024 substantially all of the tax impact was from deferred taxes. For the three months ended April 30, 2023, the tax impact was $4.3 million of current tax benefit and $0.1 million of deferred taxes. For the year ended April 30, 2023, substantially all of the tax impact was from deferred taxes.

Q424 Earnings Presentation .pptx 24 Appendix – Net Income to Adjusted EBITDA 2024 2023 2024 2023 Net Income (Loss) 25,265$ 68,344$ (200,319)$ 17,233$ Interest expense 11,411 10,560 49,003 37,745 Provision for income taxes 28,737 17,264 13,272 15,867 Depreciation and amortization 47,613 50,111 176,989 213,253 Non-GAAP EBITDA 113,026 146,279 38,945 284,098 Impairment of goodwill - - 108,449 99,800 Legal settlement - - - 3,671 Restructuring and related charges 11,008 4,185 63,041 49,389 Foreign exchange (gains) losses, including the write off of certain cumulative translation adjustments (530) (611) 2,959 (894) Losses (gains) on sale of businesses and certain assets and impairment charges related to assets held-for-sale 3,642 (10,177) 183,389 (10,177) Other expense (income), net 257 (2,908) 3,957 (3,884) Held for Sale or Sold segment Adjusted EBITDA (2) (2,409) (19,698) (32,148) (42,677) Non-GAAP Adjusted EBITDA 124,994$ 117,070$ 368,592$ 379,326$ Adjusted EBITDA Margin 28.3% 27.6% 22.8% 23.3% Notes: JOHN WILEY & SONS, INC. SUPPLEMENTARY INFORMATION (1) RECONCILIATION OF US GAAP NET INCOME (LOSS) TO NON-GAAP EBITDA AND ADJUSTED EBITDA (unaudited) Three Months Ended Year Ended (1) See Explanation of Usage of Non-GAAP Performance Measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors. The supplementary information included in this press release for the three months and year ended April 30, 2024 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission. (2) Our Non-GAAP Adjusted EBITDA excludes the Held for Sale or Sold segment Non-GAAP Adjusted EBITDA. April 30, April 30,